THIRD QUARTER 2016 Financial Results NOVEMBER 3, 2016

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as Operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, Adjusted Diluted Earnings Per Share (EPS) and Free Cash Flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non- GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow in addition to, and not as a substitute for, the Company’s Operating income (loss), Net income (loss), Diluted EPS and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers may not sum to the total due to rounding. 2 Disclaimer

 Total revenues declined 3% year-over-year including approx. 200 bps related to FX.  Total advertising revenues increased 5% year-over year.  Digital advertising revenues increased 63%, representing 31% of total advertising revenues.  Operating expenses decreased 3% year over year including approx. 200 bps related to FX.  Operating loss of ($167) million versus an Operating loss of ($899) million last year.  Adjusted OIBDA was $100 million versus $113 million last year.  Quarter-end cash, cash equivalents and short-term investments of $304 million or $3.06 per share.  In conjunction with our realignment program and other actions, we incurred $43 million of net restructuring and severance costs.  We now expect 2016 Operating income of $15 million to $25 million.  We are narrowing our 2016 Adjusted OIBDA outlook to a range of $400 million to $415 million. 3Q16 Financial Highlights 3

$319 $288 $79 $129 2015 2016 Digital Advertising Print and Other Advertising 3Q16 Advertising Revenues  Total advertising revenues up 5%  Print and other advertising revenues down 10%  Digital advertising revenues up 63% - Includes the benefit of acquisitions $398 $417 4 HIGHLIGHTS 3Q 3Q $MM Revenues Revenues

$168 $148 $86 $68 $7 $7 Other Circulation Revenues Newsstand Revenues Subscription Revenues  Subscription revenues down 12%  Newsstand revenues down 21% $MM $261 $223 3Q16 Circulation Revenues HIGHLIGHTS 3Q15 3Q16 5

3Q16 Other Revenues  Other revenues down 4% $114 $110 HIGHLIGHTS 3Q15 3Q16 $MM 6

$359 $326 $310 $326 Costs of Revenues (COR) Selling, General & Administrative Expenses (SG&A) 3Q16 Operating Expenses  COR and SG&A combined down 3% - Includes costs related to our growth initiatives and operations of newly acquired businesses - Includes transaction-related expenses and pension settlements/curtailments which are excluded from our Adjusted OIBDA calculation: 3Q15 3Q16 Transaction-related $3 $2 Pension settlements/curtailments $6 $- $652 $669 HIGHLIGHTS 3Q15 3Q16 $MM 7

1 2 3Q16 Adjusted OIBDA $113 $100  3Q16 Operating loss of ($167) million vs. an Operating loss of ($899) million in the prior year  3Q16 Adjusted OIBDA of $100 million vs. $113 million in the prior year  3Q16 Diluted Net Loss Per Share of ($1.13) vs. ($8.30) in the prior year  3Q16 Adjusted Diluted EPS of $0.31 vs. $0.32 in the prior year HIGHLIGHTS 3Q15 3Q16 $MM 8

3Q16 Cash Update HIGHLIGHTS  3Q16 ending cash, cash equivalents and short-term investments of $304 million  Cash provided by operations of $79 million  Quarterly dividend of $0.19 per share, or $19 million, paid on 9/15/16  $5 million face value of debt purchased at a discount of $4.9 million (excluding accrued interest)  Stock buyback of $17 million (on settlement date basis)  As of 9/30/16, net leverage ratio of 2.44x - Target net leverage ratio 2.0x to 2.5x 9 CHANGES IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS Beginning Cash Balance 7/1/16 $380 Free Cash Flow Acquisitions/Divestitures, net Purchase of common stock Dividends paid Repurchase of Senior Notes Other 62 (95) (17) (19) (5) (2) Ending Cash Balance 9/30/16 $304

Time Inc. Outlook For 2016 1 We define Adjusted OIBDA as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2 The Previous Full Year 2016 Outlook assumed USD to GBP exchange rate of 1.3 for the remainder of the year. The Current Full Year 2016 Outlook assumes USD to GBP exchange rate of 1.2 for the remainder of the year. 3 2015 Actual capital expenditures were offset by $46 million of tenant improvements allowances. $MM FY 2015 ACTUALS PREVIOUS FY 2016 OUTLOOK RANGE2 CURRENT FY 2016 OUTLOOK RANGE2 Revenues (5)% 0% - 1.5% (1%) – 0% Operating income (loss) ($823) $215 - $240 $15 - $25 Adjusted OIBDA1 $440 $400 - $430 $400 - $415 Investment spending, net ($30) ($20) ($20) Capital expenditures $166 $95 - $105 $95 - $105 Real estate related3 $115 $50 $50 Core & growth $51 $45 - $55 $45 - $55 10

Q&A

Appendix

13 (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Asset impairments primarily related to a definite-lived tradename intangible. (3) (Gain) loss on operating assets, net primarily reflects the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015. (4) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (5) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions) Schedule I Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Operating income (loss) $ (167) $ (899) $ (120) $ (833) Depreciation 14 22 41 69 Amortization of intangible assets 22 21 63 60 OIBDA(1) (131) (856) (16) (704) Asset impairments(2) 188 — 189 — Goodwill impairment — 952 — 952 Restructuring and severance costs 43 8 54 22 (Gain) loss on operating assets, net(3) (2) — (18) — Pension settlements/curtailments — 6 — 6 Other costs(4) 2 3 23 5 Adjusted OIBDA(5) $ 100 $ 113 $ 232 $ 281

Schedule II

# TIME INC.
## RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
## (Unaudited; in millions)

| | Three Months Ended September 30, 2016 | | | Three Months Ended September 30, 2015 | | |
|---|---|---|---|---|---|---|
| | Gross Impact | Tax Impact | Net Impact | Gross Impact | Tax Impact | Net Impact |
| Net income (loss) | $ (185) | $ 73 | $ (112) | $ (916) | $ 3 | $ (913) |
| Asset impairments[1] | 188 | (72) | 116 | — | — | — |
| Goodwill impairment | — | — | — | 952 | (11) | 941 |
| Restructuring and severance costs | 43 | (14) | 29 | 8 | (2) | 6 |
| (Gain) loss on operating assets, net[2] | (2) | — | (2) | — | — | — |
| Pension settlements/curtailments | — | — | — | 6 | (2) | 4 |
| Other costs | 2 | — | 2 | 3 | (1) | 2 |
| Adjusted Net income (loss)[5] | $ 46 | $ (13) | $ 33 | $ 53 | $ (13) | $ 40 |

| | Nine Months Ended September 30, 2016 | | | Nine Months Ended September 30, 2015 | | |
|---|---|---|---|---|---|---|
| | Gross Impact | Tax Impact | Net Impact | Gross Impact | Tax Impact | Net Impact |
| Net income (loss) | $ (177) | $ 73 | $ (104) | $ (894) | $ (4) | $ (898) |
| Asset impairments [1] | 189 | (72) | 117 | — | — | — |
| Goodwill impairment | — | — | — | 952 | (11) | 941 |
| Restructuring and severance costs | 54 | (18) | 36 | 22 | (8) | 14 |
| (Gain) loss on operating assets, net[2] | (18) | 4 | (14) | — | — | — |
| Pension settlements/curtailments | — | — | — | 6 | (2) | 4 |
| Bargain purchase (gain)[3] | (3) | — | (3) | — | — | — |
| (Gain) loss on extinguishment of debt[4] | (4) | 2 | (2) | — | — | — |
| Other costs | 23 | (9) | 14 | 5 | (1) | 4 |
| (Gain) loss on non-operating assets, net | — | — | — | (2) | — | (2) |
| Adjusted Net income (loss)[5] | $ 64 | $ (20) | $ 44 | $ 89 | $ (26) | $ 63 |

(1) Asset impairments primarily related to a definite-lived tradename intangible.

(2) (Gain) loss on operating assets, net primarily relates to the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015.

(3) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(4) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations.

(5) Adjusted Net income (loss) is defined as Net income (loss) adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Time Inc.

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Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax) (1) Asset impairments primarily related to a definite-lived tradename intangible. (2) (Gain) loss on operating assets, net primarily relates to the recognition of a gain on sale of certain of our titles and the deferred gain from the sale-leaseback of the Blue Fin Building in the fourth quarter of 2015. (3) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016. (4) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes are included within Other (income) expense, net on the Statements of Operations. (5) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items. (6) For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities. 15 Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Basic net income (loss) per common share $ (1.13) $ (8.30) $ (1.05) $ (8.17) Asset impairments(1) 1.16 — 1.17 — Goodwill impairment — 8.51 — 8.51 Restructuring and severance costs 0.28 0.05 0.35 0.13 (Gain) loss on operating assets, net(2) (0.02) — (0.14) — Pension settlements/curtailments — 0.04 — 0.04 Bargain purchase (gain)(3) — — (0.03) — (Gain) loss on extinguishment of debt(4) — — (0.03) — Other costs 0.02 0.02 0.15 0.04 (Gain) loss on non-operating assets, net — — — (0.02) Adjusted Diluted EPS(5)(6) $ 0.31 $ 0.32 $ 0.42 $ 0.53

16 TIME INC. RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) Schedule IV (1) Free Cash Flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures in the three and nine months ended September 30, 2016 reflect lower capital spending due to the completion of the relocation of our corporate headquarters and other properties in 2015. Three Months Ended September 30, Nine Months Ended September 30, 2016 2015 2016 2015 Cash provided by (used in) operations $ 79 $ 84 $ 106 $ 127 Less: Capital expenditures (17) (69) (78) (132) Free Cash Flow(1) $ 62 $ 15 $ 28 $ (5)

17 Schedule V TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2016 OUTLOOK (Unaudited; in millions) (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. Previous 2016 Outlook Current 2016 Outlook 2015 Actual Low High Low High Operating income (loss) $ (823) $ 215 $ 240 $ 15 $ 25 Depreciation 92 60 60 55 55 Amortization of intangible assets 80 80 80 80 80 OIBDA(1) $ (651) $ 355 $ 380 $ 150 $ 160 Asset impairments, Goodwill impairment, Restructuring and severance costs, (Gains) losses on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions 1,091 45 50 250 255 Adjusted OIBDA(2) $ 440 $ 400 $ 430 $ 400 $ 415